UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2010

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Suite 418-831 Royal Gorge Blvd.
Cañon City, CO 81212, USA
 (Address of principal executive offices)

(604) 737 0203
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)  Subsequent to our notification to Manning Elliott LLP that we planned to dismiss them as our independent auditors after the filing of our quarterly report on Form 10-Q for the period ended August 31, 2010, on October 7, 2010, Manning Elliott LLP resigned as our independent registered public accounting firm. Manning Elliott served as our independent registered public accounting firm during the past two fiscal years and through October 7, 2010. The decision to change our independent auditors was approved by our sole director and officer.

The report of Manning Elliott regarding our financial statements for the last two fiscal years ended May 31, 2010 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there is substantial doubt about our ability to continue as a going concern.

During the two most recent fiscal years and through October 7, 2010, there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to the satisfaction of Manning Elliott, would have caused it to make reference to the subject matter thereof in connection with its report.

During the course of the audit of our annual financial statements for the year ended May 31, 2010, Manning Elliott advised us that the settlement of our convertible debentures in August 2009 with Regal Uranium Inc. (“Regal”) should have been considered a related party transaction as our sole officer and director was also a director of Regal and owned 15% of the outstanding common stock of Regal at the time of the debenture settlement, and accordingly, a gain on discontinued operations from the debenture settlement should have been recorded as a capital transaction in additional paid-in capital. Subsequent to the filing of the annual report, Manning Elliott advised us that the financial statements included in our quarterly reports for the periods ended August 31, 2009, November 30, 2009 and February 28, 2010 would have to be amended for the same reason and should not be relied upon, and we filed a current report on Form 8-K with the Securities and Exchange Commission (the "SEC") in this regard.

Our sole director and officer was not a director or officer of Regal at the time of the debenture settlement. In addition, although it was not clear to us that the share ownership of our sole director and officer in Regal at the time of the debenture settlement afforded him sufficient control at Regal for him to be considered a related party, we acted on the advice of Manning Elliott LLP and disclosed the debenture settlement as a related party transaction.

During the two most recent fiscal years and through October 7, 2010, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that our sole director and officer discussed with Manning Elliott the existence of material weaknesses in our internal control over financial reporting, as more fully described in our amended annual report on Form 10-K/A for the year ended May 31, 2010, filed on September 24, 2010 with the SEC.

Our sole director and officer discussed each of these matters with Manning Elliott.  We have authorized Manning Elliott to respond fully to the inquiries of our successor accountants concerning each of these matters.

In accordance with Item 304(a)(3) of Regulation S-K, we provided Manning Elliott with a copy of the disclosures we are making in this current report on Form 8-K prior to the time this current report was filed with the SEC.  We requested that Manning Elliott furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein.  A copy of Manning Elliott’s letter will be filed with the SEC when received by way of an amendment to this Form 8-K.

(b)  On October 7, 2010, we appointed MaloneBailey LLP to act as our independent auditors. During the two most recent fiscal years and through October 7, 2010, neither we nor anyone on our behalf consulted with MaloneBailey regarding any of the following:

(i)
either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and either a written report or oral advice was provided to us that MaloneBailey concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii)
any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010	BUCKINGHAM EXPLORATION INC.

By: /s/ C. Robin Relph C. Robin Relph,
President and Chief Executive Officer